SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported, January 13, 2010)

EXOUSIA ADVANCED MATERIALS, INC.
(Exact name of registrant as specified in its charter)

Texas	333-87696	90-0347581
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16533 Shady Lane
Channelview, TX 77530
(Address of principal executive offices)

(Telephone number, including area code of agent for service)  (281) 452 5079

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 13, 2010, a Certificate of Merger was filed with the Delaware Secretary of State wherein Exousia Advanced Materials, Inc. ("the Company") acquired all of the outstanding ownership of Evergreen Global Investments Ltd, a Delaware corporation (“Evergreen”) pursuant to the terms of an Agreement and Plan of Merger dated and effective December 31, 2009 (the “Merger Agreement”), among Evergreen and Exousia Merger Subsidiary I, Inc., a Delaware corporation and wholly owned subsidiary of Exousia ("Merger Sub"), pursuant to which Merger Sub merged with and into Evergreen (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub ceased and Evergreen continued as the surviving corporation and as a wholly owned subsidiary of Exousia. On December 31, 2009, the board of directors of the Company approved the issuance of the Series A Preferred Stock to the former shareholders of Evergreen and waived the provisions Section 21.601 et. seq of Texas Business Organization Code (the “TBOC”) as to the acquisition of shares of Series A Preferred Stock by the former shareholders of Evergreen.    Due to such approval by the board of directors of the Company, the provisions of TBOC Section 21.601 will not apply to the former shareholders of Evergreen.   Section 21.601 of the TBOC restricts certain transactions between a public company and shareholders who hold more than 20% of the stock of such public company unless the original acquisition of such stock was approved by the board of directors of the public company prior to the acquisition of stock by such affiliated shareholder.

The acquisition price for Evergreen is $23,971,030 for which the Company issued 10 million shares of its Series A Preferred Stock to the former shareholders of Evergreen, increasing the Company’s shareholders’ equity by an equal amount. Of these 10 million shares, 6,026,958 Shares of Series A Preferred Stock went to Able Energy, Inc. (“Able”), 3,894,367 Shares of Series A Preferred Stock went to Evergreen Financial Services, Inc. (“Evergreen Financial”), and 78,675 Shares of Series A Preferred Stock to Green Tree Capital Group (“Green Tree”). Each share of Series A Preferred Stock has a liquidation preference of $2.60 per share and is convertible into Twenty and 475/1000 (20.475) shares of Common Stock of the Company (“Common Stock”) when and if the Company amends its certificate of formation to provide for sufficient shares of Common Stock to allow such conversion. Each share of Series A Preferred Stock also has the right to twenty and 475/1000 (20.475) times the dividends paid on each share of Common Stock and to Twenty and 475/1000 (20.475) votes per share of Series A Preferred Stock. Until the conversion of the Series A Preferred Stock into Common Stock, Able will hold 123,401,965.05 votes as to any matter submitted to the shareholders of the Company, Evergreen Financial will hold 79,737,164.25 votes and Green Tree will hold 1,610,870.625 votes. Upon amendment of the Company’s certificate of formation to increase the number of authorized shares of Common Stock to an amount sufficient to provide for such conversion, each share of Series Preferred Stock will automatically convert into 20.475 shares of Common Stock.  Following such conversion, Able will hold 123,401,965.05 shares of Common Stock, Evergreen Financial will hold 79,737,164.25 shares of Common Stock and Green Tree will hold 1,610,870.625 shares of Common Stock.  The Company has called a special meeting of the shareholders of the Company to authorize the amendment of the Company Certificate of Formation to increase the number of authorized shares of Common Stock to 350,000,000 shares of Common Stock from the current 100,000,000 shares of Common Stock. See Item 8.01 below.

The issuance of the shares of Series A Preferred Stock to the former shareholders of Evergreen pursuant to the Merger Agreement described above was exempt from the registration requirements of the Securities Act in reliance upon the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act.

The Merger Agreement is being filed as Exhibit 1.1 to this Form 8-K.

Cautionary Note Regarding Merger Agreement

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Exousia or Evergreen. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by Exousia and Evergreen in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Exousia or Evergreen.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.01.

Item 3.02  Unregistered Sale of Equity and Securities.

As described in Item 1.01 above, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Company established a new series of Preferred Stock.  Each share of Series A Preferred Stock has a liquidation preference of $2.60 per share and is convertible into Twenty and 475/1000 (20.475) shares of Common Stock of the Company when and if the Company amends its certificate of formation to provide for sufficient shares to allow such conversion. Each share of Series A Preferred Stock also has the right to twenty and 475/1000 (20.475) times the dividends paid on each share of Common Stock and to Twenty and 475/1000 (20.475) votes per share of Series A Preferred Stock. Upon amendment of the Company’s certificate of formation to increase the number of authorized shares of Common Stock to an amount sufficient to provide for such conversion, each share of Series Preferred Stock will automatically convert into 20.475 shares of Common Stock. The Company has called a special meeting of the shareholders of the Company to authorize such additional shares of Common Stock. Until the conversion of the Series A Preferred Stock into Common Stock, Able will hold 123,401,965.05 votes as to any matter submitted to the shareholders of the Company, Evergreen Financial will hold 79,737,164.25 votes and Green Tree will hold 1,610,870.625 votes. Following the conversion of the Series A Preferred Stock to Common Stock, Able will hold 123,401,965.05 shares of Common Stock, Evergreen Financial will hold 79,737,164.25 shares of Common Stock and Green Tree will hold 1,610,870.625 shares of Common Stock.

The issuance of the shares of Series A Preferred Stock to the former shareholders of Evergreen Financial pursuant to the Merger Agreement described above was exempt from the registration requirements of the Securities Act in reliance upon the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act.

The certificate of designation establishing the Series A Preferred Stock is being filed as Exhibit 3.1 to this Form 8-K.

Item 5.01  Changes in Control or Registration.

In connection with the consummation of the transactions contemplated by the Merger Agreement, the Company issued 10,000,000 shares of Series Preferred Stock to the former shareholders of Evergreen.  The shares of Series A Preferred Stock are convertible into 200,475,000 shares of Common Stock.  The Company has 62,123,975 shares of Common Stock currently outstanding and 37,876,025 shares reserved for issuance to others pursuant to warrants and stock option grants. In addition, the Company has agreements in place for the issuance of an additional 10,089,240 warrants when and if the Company amends its certificate of formation to provide for sufficient shares to allow for the issuance of said warrants. Each share of Series A Preferred Stock is convertible into Twenty and 475/1000 (20.475) shares of Common Stock of the Company when and if the Company amends its certificate of formation to provide for sufficient shares to allow such conversion. Each share of Series A Preferred Stock also has the right to twenty and 475/1000 (20.475) times the dividends paid on each share of Common Stock and to Twenty and 475/1000 (20.475) votes per share of Series A Preferred Stock. As a result of such issuance, the former shareholders of Evergreen may elect four new directors of the Company, bringing the total number of directors of the Company to seven, as provided for in the Company’s By-Laws.

There are no agreements with the former Evergreen shareholders as to the voting of the securities issued to such entities.

Item 8.01  Other Events.

Exousia issued a press release on January 13, 2010, a copy of which is filed as Exhibit 8.1 hereto and is incorporated herein by reference, announcing the execution of the Merger Agreement.

Following the Merger, the Company expects to improve its financial condition pre-merger by increasing the Company’s shareholders’ equity by $23,971,030 from its anticipated pre-merger shareholders’ equity deficit in excess of $1.3 million. In the month of December 2009, the revenues of the post-merger entity were approximately $5 million.

In the Company’s Form 10-Q for the period ending September 30 2009, filed with the Securities and Exchange Commission on November 23, 2009, the Company stated that the 3rd Quarter 2009 represented the weakest financial performance in terms of Sales and Operating Income since the Company began filing as a commercial enterprise following its Developmental Stage filings and that the Company does not have significant cash or other material liquid assets, nor have an established source of revenue sufficient to cover its operating costs and to allow it to continue as a going concern. The primary factor contributing to the Company’s weak performance was stated to have been the Company’s inability over the last year to raise Working Capital to fund the initial inventories and receivables associated with the contracts the Company has in China as well as the opportunities it has developed in the U.S. In the Company’s Form 10-Q for the period ending September 30 2009, the Company listed a deficit shareholders’ equity of ($704,490) on total assets of $2,660,891 consisting primarily of patents with a carrying value of $1,448,842. The Company had current liabilities which totaled $3,365,381; $494,871 of which were accounts payable, $801,985 of accrued expenses, and $2,068,525 for notes payable. The Company’s revenues for the nine months ended September 30, 2009 were $314,486.  The Company sustained losses of $4,511,600 for the nine months ended September 30, 2009.

On January 13, 2010, the Company announced that it has called a special meeting of its stockholders to be held at the earliest possible date at the offices of Farnsworth & vonBerg, LLP, the Company’s counsel, 333 North Sam Houston Parkway, Suite 300, Houston, Texas 77060, to consider and vote on a proposed amendment to the Company’s Certificate of Formation to increase the number of authorized shares of Common Stock to 350,000,000 shares of Common Stock from 100,000,000 shares of Common Stock.

The Company and its directors and officers may be soliciting proxies from our stockholders in favor of the proposals. Information regarding the persons who, under the rules of the SEC, are participants in the solicitation of our stockholders in connection with the proposals are set forth in the definitive proxy statement filed with the SEC.

This Current Report on Form 8-K is not a proxy statement or a solicitation of proxies from our stockholders. Any solicitation of proxies will be made only pursuant to the definitive proxy statement to be mailed to our stockholders who held our stock as of the record date. We urge stockholders to read the definitive proxy statement and appendices thereto because they contain important information about our company and the proposals to be presented at the special meeting of stockholders.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

It is impracticable for the Company to provide the required financial statements for the business acquired at the time of filing this report on Form 8-K, but the Company will file such required financial statements by amendment to this report on Form 8-K as soon as practicable, but not later than seventy-one (71) days after this report must be filed with the Securities and Exchange Commission.

(b)           Pro Forma Financial Information.

It is impracticable for the Company to provide the required pro forma financial information for the business acquired at the time of filing this report on Form 8-K, but the Company will file such required financial statements by amendment to this report on Form 8-K as soon as practicable, but not later than seventy-one (71) days after this report must be filed with the Securities and Exchange Commission.

(d)           Exhibits.

Exhibit No.	Description

1.1	Agreement and Plan of Merger dated as of December 31, 2009 among Evergreen Global Investments Ltd. and Exousia Merger Subsidiary I, Inc.

3.1	Certificate of Designation and Preferences of Series A Convertible Preferred Stock of Exousia Advanced Materials, Inc.

8.1	Press release issued by Exousia on January 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOUSIA ADVANCED MATERIALS, INC.

Date: January 13, 2010	By://s// J. Wayne Rodrigue
CEO/President/Chairman